EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion by reference in this registration statement on Form S-3 (Registration No. 333-_____) of our report dated January 31, 1997, on our audits of the financial statements of Anicom, Inc., our report dated April 25, 1996 on the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated May 23, 1996, our report dated October 1, 1996 on the financial statements of Norfolk Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996 and our report dated September 9, 1997 on the financial statements of Energy Electric Cable, a division of Connectivity Products Incorporated appearing in the Company's Current Report on Form 8-K/A (Amendment No. 1), dated September 25, 1997. We also consent to the reference to our firm under the caption "Experts".


                                    /s/COOPERS & LYBRAND L.L.P.

Chicago, Illinois
November 25, 1997